
140 Corporation                  EKM Corporation                   AFP Seven Corp.
147 Corporation                  Fern Corporation                  AFP Eight Corp.
150 Corporation                  Franklin 850 Corporation          AFP Nine Corp.
1690 Lex. Corp.                  Greenvale Enterprises Corp.       AFP Eleven Corp.
2911 Corporation                 Hadley Corporation                AFP Twenty Corp.
47 Boundary Corp.                HHKM Realty Corp.                 AFP Twenty One Corp.
521 W. 146 Corp.                 HJA Realty Corporation            AFP Twenty Two Corp.
627 Second Corp.                 HJB Corporation                   AFP Twenty Three Corp.
629 Second Corp.                 HJM Corporation                   AFP Twenty Four Corp.
747 Middleneck Corp.             HJSC Corporation                  AFP Twenty Five Corp.
860 Franklin Associates, Inc.    HR-Twenty Corp.                   AFP Twenty Six Corp.
9 Park Place Corp.               Ives Corporation                  AFP Twenty Seven Corp.
95 Perry Corp.                   JKM Corporation                   AFP Twenty Eight Corp.
AFP Financial Corp.              K-South Corp.                     AFP Twenty Nine Corp.
AFP Five Corp.                   Kentile Inc.                      AFP Thirty Corp.
AFP Four Corp.                   Kings County Corp.                AFP Thirty One Corp.
AFP One Corp.                    L C Corporation                   AFP Thirty Two Corp.
AFP Realty Corp.                 Land & Leases Corp.               AFP Thirty Three Corp.
AFP Six Corp.                    Madison Corporation               AFP Thirty Four Corp.
AFP Technologies, Inc.           Melancon Corporation              AFP Thirty Five Corp.
AFP Three Corp.                  Metex Corporation                 AFP Thirty Six Corp.
AFP Transformers, Inc.           Metex Enviroco Corp.              AFP Thirty Seven Corp.
AFP Two Corp.                    Metex Export Corporation          AFP Thirty Eight Corp.
AKM Corp.                        Metex International Sales Corp.   AFP Thirty Nine Corp.
Alba Corporation                 Metex Liquidation Co., Inc.       AFP Forty Corp.
Ancom Electromagnetique, Ltd.    Nemo Acquisition Corp.            AFP Forty One Corp.
Avalon Corp.                     Northbrook Enterprises Corp.      AFP Forty Two Corp.
Beekman Corp.                    Northwood Corporation
Belmont Corporation              PDK Corporation
BKM Corp.                        Pine Equities Corporation
BPI Corp.                        Prospect Center Corp.
Busch Realty Corp.               RBS Realty Corporation
C.P. Manufacturing, Inc.         Schuller Corporation
Cambreleng Corp.                 Second CEW Properties, Inc.
Cedar Enterprises Corp.          Sunrise Equities Corp.
CEW Properties, Inc.             Sutton Realty Corporation
Cleethorpes Properties, Inc.     Third CEW Properties, Inc.
Clinton-Bush Corp.               Toledo Corporation
Cortland Enterprises Corp.       Tri-Mart Corporation
Culver Corporation               Twenty-M Corporation
D&M/Chu Technology, Inc.         Twin II  Realty Corporation
Dallas Enterprises Corp.         Various Equities Corp.
Del-Metex Corporation            Waverly Corporation
Dorne & Margolin, Inc.           Wellford Corporation
Eastside Corporation             West 145 Corporation
EBMO Corporation
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